                                        FILED PURSUANT TO RULE 424(b)(3) AND (c)
                                                           FILE NUMBER 333-29933

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JULY 23, 1997

                                1,794,563 SHARES

                      NETSCAPE COMMUNICATIONS CORPORATION

                                  COMMON STOCK

                               ------------------

    This Prospectus Supplement supplements the Prospectus dated July 23, 1997 (the "Prospectus") of Netscape Communications Corporation ("Netscape" or the "Company") relating to the public offering, which is not being underwritten, and sale of up to 1,794,563 shares of Common Stock, par value $0.0001 per share (the "Shares"), of the Company, which may be offered and sold from time to time by certain stockholders of the Company or by pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer (the "Selling Stockholders"). The Company will receive no part of the proceeds of such sales. All of the Shares were originally issued by the Company in connection with the Company's acquisitions of (i) Portola Communications, Inc., a California corporation ("Portola"), by and through a merger of a wholly-owned subsidiary of Netscape ("PCI Sub") with and into Portola and (ii) DigitalStyle Corporation, a Delaware corporation ("DigitalStyle"), by and through a merger of a wholly-owned subsidiary of Netscape ("DSC Sub") with and into DigitalStyle. The "Selling Stockholders" section of the Prospectus is hereby supplemented to reflect the distribution by Asset Management Associates 1996, L.P. ("Asset Management") of 314,436 Shares to its limited partners after the date of the Prospectus. This Prospectus Supplement should be read in conjunction with the Prospectus, and this Prospectus Supplement is qualified by reference to the Prospectus except to the extent that the information herein contained supersedes the information contained in the Prospectus. Capitalized terms used in this Prospectus Supplement and not otherwise defined herein have the meanings specified in the Prospectus.

                            ------------------------

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JULY 31, 1997

                              SELLING STOCKHOLDERS

    All but two of the Shares beneficially owned by Asset Management and reflected in the Prospectus were distributed to the limited partners of Asset Management on July 24, 1997. The table of Selling Stockholders in the Prospectus is hereby amended to reflect such distribution by Asset Management and supplemented to specifically include the entities and individuals who received such distribution. The following table sets forth as of July 30, 1997, the number of Shares owned beneficially by Asset Management and the name of each of the entities and individuals of the Company who received Shares through the distribution by Asset Management who were not specifically identified in the Prospectus as Selling Stockholders, and the number of shares of Common Stock that each such Selling Stockholder beneficially owns as of such date, the number of shares of Common Stock beneficially owned by each such Selling Stockholder that may be offered for sale from time to time by the Prospectus and this Prospectus Supplement, the number of shares of Common Stock to be beneficially owned by each such Selling Stockholder assuming the sale of all of the Shares offered by such Selling Stockholders and the percentage of the outstanding shares of the Company's Common Stock to be beneficially owned by each such Selling Stockholder after completion of the offering. Except as indicated, none of such Selling Stockholders has held any position or office or had a material relationship with the Company or any of its affiliates within the past three years other than as a result of the ownership of the Company's Common Stock.

    Except as set forth in this Prospectus Supplement with respect to Asset Management and the distribution to its limited partners, there is no change to the section entitled "Selling Stockholders" in the Prospectus. The Company may amend or supplement the Prospectus and this Prospectus Supplement from time to time to update the disclosure set forth therein and herein.

                                                                                               SHARES BENEFICIALLY
                                                                          SHARES WHICH MAY            OWNED
                                                              SHARES      BE SOLD PURSUANT      AFTER OFFERING(3)
                                                            BENEFICIALLY         TO          ------------------------
SELLING STOCKHOLDER                                          OWNED(1)    THIS PROSPECTUS(2)    NUMBER      PERCENT
----------------------------------------------------------  -----------  ------------------  ----------  ------------
Asset Management Associates 1996, L.P.....................           2                 2         --           --
1990 Bay Associates.......................................         873               873         --           --
Old Westbury Venture Capital Fund.........................      27,950            27,950         --           --
The University of Chicago.................................      15,528            15,528         --           --
University of Virginia....................................      15,528            15,528         --           --
Co-operative Insurance Society............................      15,528            15,528         --           --
Computrol, Ltd............................................       7,764             7,764         --           --
GC&H Investments..........................................       1,417             1,417         --           --
J.P. Cullen Limited Partnership...........................         854               854         --           --
Sam Eletr.................................................       1,941             1,941         --           --
The Finnane Living Trust, U/A 9/21/87.....................         854               854         --           --
Fitzgerald Trust, Dated 3/8/94............................         854               854         --           --
The William and Flora Hewlett Foundation..................      31,055            31,055         --           --
Charles T. Horngren and Joan E. Horngren Trustees U/T/A
  dated Oct 20, 1993......................................       1,165             1,165         --           --
J.F. Shea Co., Inc. as Nominee 1996-20....................       3,882             3,882         --           --
Jadobe Investments, LLC...................................       2,911             2,911         --           --
The Henry J. Kaiser Family Foundation.....................       7,764             7,764         --           --
Kemper Technology Fund....................................       7,764             7,764         --           --
Tom Klein.................................................         388               388         --           --
Knightsbridge Associated Investors IX, LP.................       7,764             7,764         --           --
Trustees of the Lawrenceville School......................      11,646            11,646         --           --
Lumbermens Mutual Casualty Company........................       3,882             3,882         --           --
Manian Revocable Living Trust.............................       3,882             3,882         --           --

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

                                                                                               SHARES BENEFICIALLY
                                                                          SHARES WHICH MAY            OWNED
                                                              SHARES      BE SOLD PURSUANT      AFTER OFFERING(3)
                                                            BENEFICIALLY         TO          ------------------------
SELLING STOCKHOLDER                                          OWNED(1)    THIS PROSPECTUS(2)    NUMBER      PERCENT
----------------------------------------------------------  -----------  ------------------  ----------  ------------
Mayo Foundation Pension Plan..............................      19,410            19,410         --           --
The Phillip W. Moffitt Revocable Trust dated 2/19/93......       1,941             1,941         --           --
Moshe Alafi, Trustee, Christopher Alafi, Trustor,
  U/T/A dated 1/25/85.....................................       1,941             1,941         --           --
Moshe Alafi, Trustee, Shireen Alafi, Trustor,
  U/T/A dated 1/25/85.....................................       1,941             1,941         --           --
Needham & Company, Inc....................................       1,941             1,941         --           --
George Needham............................................         970               970         --           --
NLTC-96 Partners..........................................       2,213             2,213         --           --
PCM Partners..............................................       1,165             1,165         --           --
Lauer & Co. Agent for: The Pew Memorial Trust.............      13,587            13,587         --           --
Lauer & Co. Agent for: J.H. Pew Freedom Trust.............       2,717             2,717         --           --
Lauer & Co. Agent for: J.N. Pew, Jr. Trust................       1,359             1,359         --           --
Lauer & Co. Agent for: Mabel Pew Myrin Trust..............       1,747             1,747         --           --
Polkview Corporation......................................       3,882             3,882         --           --
Raj Rajaratnam............................................         970               970         --           --
R. Douglas Rivers.........................................       3,882             3,882         --           --
William J. and Josephine Joan Ryan........................         854               854         --           --
Philip M. Sawyer..........................................          97                97         --           --
St. Paul's School.........................................      11,646            11,646         --           --
Venture Capital Management................................       9,452             9,452         --           --
William B. Wiener, Jr.....................................       1,165             1,165         --           --
Daniel P. Wiener..........................................         582               582         --           --
Samuel Wiener, Jr.........................................         582               582         --           --
Sara Michelle Wiener......................................         582               582         --           --
R. B. Woolley, Jr.........................................       7,764             7,764         --           --
Asset Management Partners.................................      38,795            38,795         --           --
Franklin P. Johnson, Jr...................................          52                52         --           --
Craig C. Taylor...........................................       5,894             5,894         --           --
John F. Shoch.............................................       4,296             4,296         --           --
W. Ferrell Sanders........................................       1,215             1,215         --           --
LTT Partners..............................................         388               388         --           --
Douglas E. Kelly..........................................         116               116         --           --
Tony Di Bona..............................................          96                96         --           --

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